CUSIP No. G27358103	13D	Page 10 of 10 Pages

EXHIBIT 99.1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13D, as well as all future amendments to such Schedule 13D, need be filed on behalf of each of them with respect to the ordinary shares of Despegar.com, Corp.

Dated: September 23, 2020

LCLA DAYLIGHT LP

By: CALA2 Managers, Ltd,
its General Partner

By:	/s/ Dirk Donath
Name: Dirk Donath
Title: Director

CALA2 MANAGERS, LTD

By:	/s/ Dirk Donath
Name: Dirk Donath
Title: Director

SCOTT A. DAHNKE

By:	/s/ Scott A. Dahnke

DIRK DONATH

By:	/s/ Dirk Donath